Exhibit 99.1

iCAD REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

NASHUA, N.H. (August 5, 2015) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three months and six months ended June 30, 2015.

Second Quarter Highlights:

•	Total revenue of $11.1 million, an increase of 15.3% year-over-year

•	Gross margin of 70.7%, flat compared to Q2 2014

•	Non-GAAP adjusted EBITDA of $1.6 million, or 14.4% of revenue, up from 9.5% in Q2 2014

•	Goodwill and long-lived non cash impairment of $27.4 million

•	Implemented initiatives to reduce expenses in response to the general uncertainty related to reimbursement for non-melanoma skin cancer treatment in the United States

“Our second quarter results reflect solid performance in our Cancer Detection business offset by uncertainty in our Therapy business related to a reimbursement change for the treatment of non-melanoma skin cancer in the United States,” said Ken Ferry, Chief Executive Officer. “While we do not have any definitive updates on reimbursement at this time, we are working with our customers, professional medical societies, and Medicare to obtain clarity with respect to reimbursement. This includes executing our strategy for the upcoming transition to a new CPT code for skin electronic brachytherapy that will be effective on January 1, 2016; a transition that we have been preparing for since the new code was established last year. We believe this transition will provide greater reimbursement stability and potentially be a catalyst for additional regional Medicare providers to cover the use of high dose rate electronic brachytherapy for the treatment of non-melanoma skin cancer. In addition to our efforts on reimbursement, we have reduced expenses to best manage our cost structure during this period of uncertainty.”

Mr. Ferry added, “The long-term outlook for our business remains positive. Revenue in the Cancer Detection business is up 8% for the first half of the year, with solid performance in the second quarter with PowerLook upgrades, breast density, and MRI sales all contributing to the growth. During the quarter, we completed the acquisition of a breast density product that will support near and mid-term growth in an expanding market. We also made progress with our clinical initiatives in support of our European regulatory submission for our breast tomosynthesis cancer detection software, putting us on track for a potential European launch at the end of the year. The transition to breast tomosynthesis and the anticipated adoption of our cancer detection software will be a major growth catalyst for our Cancer Detection business in what we believe will be a significant market opportunity over the coming years. In Therapy, we expect growing utilization in breast IORT and expanded our OB-GYN product line with the introduction of a cervical applicator. Also, we continue to believe high dose rate electronic brachytherapy will be an important treatment option for certain non-melanoma skin cancer patients with growing clinical data in support of it.”

Second Quarter 2015 Financial Results

Revenue: Total revenue for the second quarter of 2015 increased 15.3% to $11.1 million from $9.7 million as compared to the second quarter of 2014, reflecting a 41.5% decrease in product revenue and an 84.0% increase in service revenue. The Company’s revenue in the second quarter was driven by higher utilization of services driven by the acquisitions completed in July 2014, but was also negatively impacted by the anticipated reimbursement change for the treatment of non-melanoma skin cancer in the United States. Service revenue for the second quarter of 2015 was approximately 72% of total revenues compared to approximately 45% of total revenues in the second quarter of 2014.

	Three months ended June 30,
	2015	2014	% Change

Product revenue	$3,096	$5,294	(41.5)%
Service revenue	8,047	4,373	84.0%

Total Revenue	$11,143	$9,667	15.3%

Total therapy revenue increased by 28.0% which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue increased 2.5% which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Three months ended June 30,
	2015	2014	% Change
Detection revenue
Product revenue	$2,955	$2,809	5.2%
Service revenue	2,000	2,023	(1.1)%

Detection Revenue	$4,955	$4,832	2.5%

Therapy revenue
Product revenue	$141	$2,485	(94.3)%
Service revenue	6,047	2,350	157.3%

Therapy Revenue	$6,188	$4,835	28.0%

Total Revenue	$11,143	$9,667	15.3%

Gross Profit: Gross profit for the second quarter of 2015 increased to $7.9 million, or 70.7% of revenue, from $6.8 million, or 70.7% of revenue, for the second quarter of 2014. Gross margin percent was approximately flat year-over-year, with improved product gross margin offset by slightly lower service and supply gross margin and increased amortization and depreciation expenses.

Operating Expenses: Total operating expenses for the second quarter of 2015 increased to $35.7 million, which includes $27.4 million of goodwill and long-lived asset impairment, from $7.0 million for the second quarter of 2014. Operating expenses, net of impairment, were down sequentially compared to $8.9 million for the first quarter of 2015, reflecting the initial effect of the Company’s cost reduction initiatives.

Goodwill and long-lived asset impairment: During the second quarter of 2015 as a result of reimbursement uncertainty, the Company evaluated the carrying values of both goodwill and long-lived assets for impairment. The resulting assessment concluded in a non-cash impairment charge of $27.4 million which consisted of a $14.0 million goodwill impairment charge and a $13.4 million long-lived asset impairment charge.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $1.6 million, or 14.4% of revenue, for the second quarter of 2015, compared with non-GAAP adjusted EBITDA of $917,000, or 9.5% of revenue, for the second quarter of 2014.

Net Loss: Net loss for the second quarter of 2015 was $27.8 million, or $1.77 per share, compared with a net loss of $997,000, or $0.07 per share, for the second quarter of 2014.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net income, as defined below, for the second quarter of 2015 was $30,000, or $0.00 per share, compared with a non-GAAP adjusted net loss of $589,000, or $0.04 per share, for the second quarter of 2014.

Cash and Cash Equivalents: As of June 30, 2015, the Company had cash and cash equivalents of $18.2 million, compared with $32.2 million as of December 31, 2014. The Company generated $223,000 in cash from operating activities in the first half of 2015.

First Half 2015 Financial Results

Revenue: Total revenue for the six months ended June 30, 2015 increased 34.0% to $24.4 million from $18.2 million as compared to the six months ended June 30, 2014, reflecting a 25.8% decrease in product revenue and a 99.3% increase in service revenue. The Company’s revenue in the second quarter was impacted by the uncertainty regarding the reimbursement change for the treatment of non-melanoma skin cancer in the United States. Service revenue for the six months ended June 30, 2015 was approximately 71% of total revenues compared to approximately 48% of total revenues for the six months ended June 30, 2014.

	Six months ended June 30,
	2015	2014	% Change

Product revenue	$7,054	$9,503	(25.8)%
Service revenue	17,309	8,684	99.3%

Total Revenue	$24,363	$18,187	34.0%

Total therapy revenue increased by 59.3% which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue increased 8.2% which includes digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Six months ended June 30,
	2015	2014	% Change
Detection revenue
Product revenue	$5,828	$4,873	19.6%
Service revenue	3,915	4,134	(5.3)%

Detection Revenue	$9,743	$9,007	8.2%

Therapy revenue
Product revenue	$1,226	$4,630	(73.5)%
Service revenue	13,394	4,550	194.4%

Therapy Revenue	$14,620	$9,180	59.3%

Total revenue	$24,363	$18,187	34.0%

Gross Profit: Gross profit for the six months ended June 30, 2015 increased to $17.2 million, or 70.8% of revenue, from $12.8 million, or 70.2% of revenue, for the six months ended June 30, 2014. The increase in gross margin was primarily due to the higher contribution of service revenue in the quarter.

Operating Expenses: Total operating expenses for the six months ended June 30, 2015 increased to $44.6 million, which includes $27.4 million of goodwill and long-lived asset impairment, from $13.4 million for the six months ended June 30, 2014.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $4.3 million, or 17.5% of revenue, for the six months ended June 30, 2015, compared with non-GAAP adjusted EBITDA of $1.4 million, or 7.5% of revenue, for the six months ended June 30, 2014.

Net Loss: Net loss for the six months ended June 30, 2015 was $29.6 million, or $1.90 per share, compared with a net loss of $1.2 million, or $0.09 per share, for the six months ended June 30, 2014.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net income, as defined below, for the six months ended June 30, 2015 was $403,000, or $0.01 per share, compared with a non-GAAP adjusted net loss of $1.9 million, or $0.16 per share, for the six months ended June 30, 2014.

Financial Guidance

Due to uncertainty regarding the change in reimbursement for the treatment of non-melanoma skin cancer in the United States, the Company is not providing financial guidance at this time.

Conference Call

iCAD management will host a conference call today beginning at 8:30 a.m. Eastern Time to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 96271282. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its third quarter 2015 financial results. In addition, a telephonic replay of the conference call will be available until August 12, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 96271282.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow

646-536-7020

iCAD@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

-Tables to Follow

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Products	$3,096	$5,294	$7,054	$9,503
Service and supplies	8,047	4,373	17,309	8,684

Total revenue	11,143	9,667	24,363	18,187

Cost of revenue:
Products	680	1,390	1,621	2,570
Service and supplies	2,082	1,104	4,360	2,179
Amortization and depreciation	503	343	1,142	674

Total cost of revenue	3,265	2,837	7,123	5,423

Gross profit	7,878	6,830	17,240	12,764

Operating expenses:
Engineering and product development	2,272	2,004	4,528	3,866
Marketing and sales	3,165	2,872	6,995	5,464
General and administrative	2,330	1,865	4,543	3,554
Amortization and depreciation	496	255	1,116	506
Goodwill and long-lived asset impairment	27,443	—	27,443	—

Total operating expenses	35,706	6,996	44,625	13,390

Loss from operations	(27,828)	(166)	(27,385)	(626)

Loss from extinguishment of debt	—	(903)	(1,723)	(903)
Gain from change in fair value of warrant	—	699	—	1,835
Interest expense	(70)	(614)	(577)	(1,431)
Other income	5	12	14	16

Other expense, net	(65)	(806)	(2,286)	(483)

Loss before income tax benefit (expense)	(27,893)	(972)	(29,671)	(1,109)

Tax benefit (expense)	107	(25)	28	(78)

Net loss	$(27,786)	$(997)	$(29,643)	$(1,187)

Net loss per share:
Basic	$(1.77)	$(0.07)	$(1.90)	$(0.09)

Diluted	$(1.77)	$(0.07)	$(1.90)	$(0.09)

Weighted average number of shares used in computing loss per share:
Basic and diluted	15,679	14,074	15,642	12,759

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$18,208	$32,220
Trade accounts receivable, net of allowance for doubtful accounts of $228 in 2015 and $203 in 2014	7,764	9,642
Inventory, net	3,322	2,214
Prepaid expenses and other current assets	422	540

Total current assets	29,716	44,616

Property and equipment, net of accumulated depreciation of $4,678 in 2015 and $4,861 in 2014	2,861	4,255
Other assets	94	132
Intangible assets, net of accumulated amortization of $10,492 in 2015 and $14,738 in 2014	4,674	17,504
Goodwill	14,198	27,263

Total assets	$51,543	$93,770

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,804	$2,151
Accrued and other expenses	4,235	5,554
Interest payable	—	180
Notes and lease payable - current portion	1,251	5,044
Deferred revenue	8,049	9,120

Total current liabilities	15,339	22,049

Deferred revenue, long-term portion	633	1,525
Other long-term liabilities	639	795
Capital lease - long-term portion	488	1,020
Notes payable - long-term portion	—	5,602

Total liabilities	17,099	30,991

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 20,000,000 shares; issued 15,906,378 in 2015 and 15,732,177 in 2014; outstanding 15,720,547 in 2015 and 15,546,346 in 2014	159	157
Additional paid-in capital	210,406	209,100
Accumulated deficit	(174,706)	(145,063)
Treasury stock at cost, 185,831 shares in 2015 and 2014	(1,415)	(1,415)

Total stockholders’ equity	34,444	62,779

Total liabilities and stockholders’ equity	$51,543	$93,770

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended June 30,
	2015	2014
	(in thousands)
Cash flow from operating activities:
Net loss	$(29,643)	(1,187)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization	1,362	748
Depreciation	896	432
Bad debt provision	188	27
Stock-based compensation expense	1,064	606
Amortization of debt discount and debt costs	323	524
Interest on settlement obligations	92	106
Loss on extinguishment of debt	1,723	903
Gain from change in fair value of warrant	—	(1,835)
Goodwill and long-lived asset impairment	27,443	—
Loss on disposal of assets	123	—
Changes in operating assets and liabilities (net of the effect of the acquisition):
Accounts receivable	1,691	(2,035)
Inventory	(993)	22
Prepaid and other current assets	65	96
Accounts payable	(347)	31
Accrued expenses	(1,802)	(576)
Deferred revenue	(1,962)	(198)

Total adjustments	29,866	(1,149)

Net cash provided by (used for) operating activities	223	(2,336)

Cash flow from investing activities:
Additions to patents, technology and other	(36)	(44)
Additions to property and equipment	(799)	(465)
Acquisition of VuComp M-Vu Breast Density	(1,700)	—

Net cash used for investing activities	(2,535)	(509)

Cash flow from financing activities:
Issuance of common stock for cash, net	—	28,214
Stock option exercises	327	293
Warrant exercise	—	1,575
Taxes paid related to restricted stock issuance	(84)	(101)
Principal payments of capital lease obligations	(693)	(65)
Principal repayment of debt financing, net	(11,250)	(4,100)

Net cash (used for) provided by financing activities	(11,700)	25,816

Increase (decrease) in cash and equivalents	(14,012)	22,971
Cash and equivalents, beginning of period	32,220	11,880

Cash and equivalents, end of period	$18,208	$34,851

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Net Loss	$(27,786)	$(997)	$(29,643)	$(1,187)

Interest Expense	70	614	577	1,431
Other income	(5)	(12)	(14)	(16)
Stock Compensation	620	281	1,064	606
Depreciation	411	223	896	432
Amortization	588	375	1,362	748
Tax (benefit) expense	(107)	25	(28)	78
Severance	312	—	587	—
Loss on sale of assets	—	—	201	—
Loss from extinguishment of debt	—	903	1,723	903
Gain on warrant	—	(699)	—	(1,835)
Acquisition related	61	204	92	204
Goodwill and long-lived asset impairment	27,443	—	27,443	—

Non GAAP Adjusted EBITDA	$1,607	$917	$4,260	$1,364

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Net Loss	$(27,786)	$(997)	$(29,643)	$(1,187)
Adjustments to net loss:
Severance	312	—	587	—
Loss on sale of assets	—	—	201	—
Loss from extinguishment of debt	—	903	1,723	903
Gain on warrant	—	(699)	—	(1,835)
Acquisition related	61	204	92	204
Goodwill and long-lived asset impairment	27,443	—	27,443	—

Non GAAP Adjusted Net Income (Loss)	$30	$(589)	$403	$(1,915)

Net loss per share
GAAP Net loss per share	$(1.77)	$(0.07)	$(1.90)	$(0.09)
Adjustments to net loss (as detailed above)	1.77	0.03	1.91	(0.07)

Non GAAP Adjusted Net (loss) income per share	$0.00	$(0.04)	$0.01	$(0.16)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, loss on extinguishment of debt, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, loss on extinguishment of debt and asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non GAAP Adjusted EBITDA calculation.

•	Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on sale of assets relates to the loss incurred on the disposal of assets. The Company excludes this non-cash charge as this item is not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Goodwill and long-lived impairment: is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Gain (loss) on warrant: The Company issued warrants in connection with the January 2012 financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred. The warrants were exercised in April 2014.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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